Exhibit 10.47.1

TELENAV, INC.
STEVE DEBENHAM CHANGE IN CONTROL AND SEVERANCE AGREEMENT
This Change in Control and Severance Agreement (the “Agreement”) is made and entered into by and between Steve Debenham (“Executive”) and TeleNav, Inc. (the “Company”), effective as of August 15, 2019 (the “Effective Date”).
This Agreement provides certain protections to Executive upon a termination of Executive’s employment under certain circumstances, including without limitation in connection with a change in control of the Company, as described in this Agreement. Certain capitalized terms used in this Agreement are defined in Section 7 below.
The Company and Executive agree as follows:
1.Term of Agreement. This Agreement will have an initial term of three (3) years from the Effective Date (the “Initial Term”), unless terminated earlier under this Agreement’s provisions. On the three (3) year anniversary of the Effective Date, this Agreement will renew automatically for additional, one (1) year terms, unless either party provides the other party with written notice of non-renewal at least sixty (60) days prior to the date of automatic renewal. Notwithstanding the foregoing provisions of this Section, in the event of a Change in Control, the term of this Agreement will extend automatically through the date eighteen (18) months after the Change in Control (or, if later, the last day of the Initial Term) (the “Extended Date”). Additionally, on the Extended Date and each annual anniversary thereafter, this Agreement will renew automatically for additional one (1) year terms unless either party provides the other party with written notice of non‑renewal at least sixty (60) days prior to such anniversary. If Executive becomes entitled to severance payments and benefits pursuant to Section 3 hereof, this Agreement will not terminate until all of the obligations under this Agreement have been satisfied.
2.At-Will Employment. The parties agree that Executive’s employment with the Company is and will continue to be “at-will” and may be terminated at any time with or without cause or notice. Executive understands and agrees that neither Executive’s job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of Executive’s employment with the Company. However, as described in this Agreement, Executive may be entitled to severance payments and benefits depending on the circumstances of the termination of Executive’s employment.
3.Severance.
(a)    Termination for Other than Cause, Death or Disability or Resignation for Good Reason, Other than During the Change in Control Period. If, other than during the period beginning on the date two (2) months prior to a Change in Control through the one (1) year anniversary of the Change in Control (the “Change in Control Period”), Executive’s employment with the Company (or its successor entity, as applicable) (“Employment”) is terminated by the Company (or its successor entity, as applicable) other than for Cause, death or Disability, then, subject to Sections 5 and 6 below, Executive will receive certain severance payments and benefits, subject to the terms and conditions of this Agreement, as follows:

Exhibit 10.47.1

(i)    Cash Severance. A single, lump sum cash payment equal to six (6) months of Executive’s base salary as in effect immediately prior to the termination of Executive’s Employment; and
(ii)    Prorated Bonus Severance. A single, lump sum, cash payment, if any, equal to the cash bonus Executive otherwise would have received based on Executive’s bonus opportunity in effect for the year in which the date of the termination of Executive’s Employment (the “Termination Date”) occurs, to the extent the performance objectives applicable to Executive’s bonus opportunity are achieved in accordance with the terms of the applicable incentive program, as determined in the sole and absolute discretion of the Board or its Compensation Committee (the “Committee”) acting in good faith, and provided further that any such amount of bonus will be prorated to reflect the portion of the applicable performance period during which Executive was employed with the Company (the “Prorated Bonus Amount”).
(iii)    Continued Employee Benefits. Subject to Executive timely electing continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), Executive will receive Company-paid group health, dental and vision coverage for Executive and any eligible dependents of Executive, as applicable (“COBRA Severance”), until the earliest of: (A) six (6) months following the Termination Date; (B) the date upon which Executive and Executive’s eligible dependents (as applicable) become covered under similar plans; or (C) the expiration of Executive’s (and any eligible dependents’, as applicable) eligibility for continuation coverage under COBRA.
(b)    Termination for Other than Cause, Death or Disability or Resignation for Good Reason, During the Change in Control Period. If, during the Change in Control Period, Executive’s Employment is terminated by (x) the Company (or its successor entity, as applicable) other than for Cause, death or Disability, or (y) by Executive for Good Reason (a “Pre‑CIC Qualifying Termination”), then, subject to Sections 5 and 6 below, Executive will receive certain severance payments and benefits, subject to the terms and conditions of this Agreement, as follows:
(i)    Change in Control Within One Year Following Employment Commencement. If the Change in Control occurs on or before the one (1) year anniversary of the first day of Executive’s Employment (“Start Date”), then Executive’s severance payments and benefits will consist of the following:
(1)    Salary Severance. A single, lump sum cash payment equal to six (6) months of Executive’s base salary as in effect immediately prior to the termination of Executive’s Employment;
(2)    Prorated Bonus Severance. A single, lump sum, cash payment, if any, equal to the Prorated Bonus Amount.
(3)    Continued Employee Benefits. Executive will receive COBRA Severance until the earliest of: (A) six (6) months following the Termination Date; (B) the date upon which Executive and Executive’s eligible dependents (as applicable) become covered under similar plans; or (C) the expiration of Executive’s (and any eligible dependents’, as applicable) eligibility for continuation coverage under COBRA; and

Exhibit 10.47.1

(4)    Accelerated Vesting. Accelerated vesting as to fifty percent (50%) of Executive’s equity awards covering shares of common stock of the Company (or its successor entity, as applicable) that are subject to vesting based on continued employment or other service, but not any performance-based objectives (“Time‑based Awards”) that are then‑unvested and outstanding as of the Termination Date. Any of Executive’s stock options or similar type of equity award covering shares of common stock of the Company outstanding as of the Termination Date will remain exercisable following the Termination Date (to the extent the equity award is vested or vests pursuant to this Section 3(b)(i)(4)) for the period prescribed in the applicable equity plan and award agreement governing the terms of the equity award.
(ii)    Change in Control After 1 Year of Continued Employment. If the Change in Control occurs after the one (1) year anniversary of the Start Date, then Executive’s severance payments and benefits will consist of the following:
(1)    Salary Severance. A single, lump sum cash payment equal to twelve (12) months of Executive’s base salary as in effect immediately prior to the termination of Executive’s Employment;
(2)    Prorated Bonus Severance. A single, lump sum, cash payment, if any, equal to Prorated Bonus Amount.
(3)    Continued Employee Benefits. Executive will receive COBRA Severance until the earliest of: (A) twelve (12) months following the Termination Date; (B) the date upon which Executive and Executive’s eligible dependents (as applicable) become covered under similar plans; or (C) the expiration of Executive’s (and any eligible dependents’, as applicable) eligibility for continuation coverage under COBRA; and
(4)    Accelerated Vesting. Accelerated vesting as to one hundred percent (100%) of the Time‑based Awards that are then‑unvested and outstanding as of the Termination Date. Any of Executive’s stock options or similar type of equity award covering shares of common stock of the Company outstanding as of the Termination Date will remain exercisable following the Termination Date (to the extent the equity award is vested or vests pursuant to this Section 3(b)(ii)(4)) for the period prescribed in the applicable equity plan and award agreement governing the terms of the equity award.
For the avoidance of doubt, in the event of a Pre‑CIC Qualifying Termination, the applicable portion of Executive’s then‑outstanding and unvested Time‑based Awards will remain outstanding until the earlier of (x) two (2) months following the Termination Date, or (y) the occurrence of a Change in Control, solely so that any applicable vesting acceleration can be provided if a Change in Control occurs within two (2) months following the Termination Date (provided that in no event will any Time‑based Awards that are stock options or similar type of equity award remain outstanding beyond the equity award’s maximum term to expiration). If no Change in Control occurs within two (2) months following the Termination Date, then such unvested portion of Executive’s Time‑based Awards (otherwise not yet terminated) will be forfeited automatically and permanently on the date two (2) months following the Termination Date, without having vested.

Exhibit 10.47.1

(c)    Other Terminations. If Executive’s Employment is terminated (i) other than during the Change in Control Period by Executive for any reason; (ii) during the Change in Control Period by Executive for other than Good Reason, (iii) by the Company for Cause, or (iv) due to Executive’s death or Disability, then (A) all vesting will terminate immediately with respect to Executive’s outstanding Time‑based Awards, (B) all payments of compensation by the Company to Executive will terminate immediately (except as to amounts already earned), and (C) Executive will be eligible for severance payments and benefits only in accordance with the Company’s established policies, if any, as then in effect.
(d)    Non-duplication of Payments and Benefits. For purposes of clarity, in the event of a Pre‑CIC Qualifying Termination, any severance payments and benefits to be provided to Executive under Section 3(b) will be reduced by any amounts that already were provided to Executive under Section 3(a). Notwithstanding any provision of this Agreement to the contrary, if Executive is entitled to any cash severance, continued health coverage benefits, or vesting acceleration of any Time‑based Awards, by operation of applicable law or under a plan, policy, contract, or arrangement sponsored by or to which the Company is a party other than this Agreement (“Other Benefits”), then the corresponding severance payments and benefits under this Agreement will be reduced by the amount of Other Benefits paid or provided to Executive.
4.    Accrued Compensation. On any Employment termination, Executive will be entitled to receive all accrued but unpaid vacation, expense reimbursements, wages, and other benefits due to Executive under any Company-provided plans, policies, and arrangements.
5.    Conditions to Receipt of Severance; No Duty to Mitigate.
(a)    Separation Agreement and Release of Claims. Executive’s receipt of any severance payments or benefits pursuant to Section 3 will be subject to Executive signing and not revoking a separation agreement and release of claims in a form reasonably satisfactory to the Company (the “Release”) and provided that such Release becomes effective and irrevocable no later than sixty (60) days following the Termination Date (such deadline, the “Release Deadline Date”). If the Release does not become effective and irrevocable by the Release Deadline Date, Executive will forfeit any rights to severance or benefits under this Agreement. In no event will severance payments or benefits be paid or provided until the Release becomes effective and irrevocable. Subject to Section 5(d) below, (i) any lump sum cash severance payment under Section 3(a)(i) of this Agreement will be paid on the first regularly scheduled payroll date of the Company following the date that the Release becomes effective and irrevocable (the “Release Effectiveness Date”), and any lump sum cash severance payment under Sections 3(b)(i)(1) or 3(b)(ii)(1) of this Agreement will be paid on the later of (A) the Release Effectiveness Date or (B) the date of the Change in Control; (ii) any Prorated Bonus Amount will be paid in the calendar year in which occurs the last day of the Company’s fiscal year during which the Terminate Date occurs, but no later than the fifteenth (15th) day of the third month following the last day of such Company fiscal year; (iii) any taxable installments under Section 5(c) otherwise payable to Executive on or before the Release Effectiveness Date will be paid on the Release Effectiveness Date, and any remaining installments will be paid as specified in this Agreement; and (iv) any Time‑based Awards that are restricted stock units, performance shares, performance units, and similar full value awards that accelerate vesting under Section 3(b)(i)(4) or 3(b)(ii)(4) will be settled within ten (10) days following the date the Release becomes effective and irrevocable or if later, on the date of the Change in Control.

Exhibit 10.47.1

(b)    Proprietary Information Agreement. Executive’s receipt of any payments or benefits under Section 3 will be subject to Executive continuing to comply with the terms of the Proprietary Information Agreement (as defined in Section 11).
(c)    COBRA Severance Limitations. If the Company determines in its sole discretion that it cannot provide the COBRA Severance without potentially violating, or being subject to an excise tax under, applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then in lieu of such COBRA Severance, the Company will provide to Executive a taxable monthly payment payable on the last day of a given month (except as provided by the immediately following sentence), in an amount equal to the monthly COBRA premium that Executive would be required to pay to continue Executive’s group health coverage in effect on the date of Employment termination (which amount will be based on the premium rates applicable for the first month of COBRA Severance for Executive and any of eligible dependents of Executive) (each, a “COBRA Replacement Payment”), which COBRA Replacement Payments will be made regardless of whether Executive elects COBRA continuation coverage and will end on the earlier of (x) the date upon which Executive obtains other employment, or (y) the date the Company has paid an amount totaling the number of COBRA Replacement Payments equal to the number of months in the applicable COBRA Severance period set forth in Section 3(a)(iii)(A), 3(b)(i)(3)(A) or 3(b)(ii)(3)(A), as applicable. For the avoidance of doubt, the COBRA Replacement Payments may be used for any purpose, including, but not limited to continuation coverage under COBRA, and will be subject to any applicable withholdings. Notwithstanding anything to the contrary under this Agreement, if the Company determines in its sole discretion at any time that it cannot provide the COBRA Replacement Payments without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), Executive will not receive the COBRA Replacement Payments or any further COBRA Severance.
(d)    Section 409A.
(i)    Notwithstanding anything to the contrary in this Agreement, no severance pay or benefits to be paid or provided to Executive, if any, pursuant to this Agreement that, when considered together with any other severance payments or separation benefits, are considered deferred compensation under Code Section 409A, and the final regulations and any guidance promulgated thereunder (“Section 409A”) (together, the “Deferred Payments”) will be paid or otherwise provided until Executive has a “separation from service” within the meaning of Section 409A. Similarly, no severance payable to Executive, if any, pursuant to this Agreement that otherwise would be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(9) will be payable until Executive has a “separation from service” within the meaning of Section 409A. To the extent necessary to be exempt from or comply with Section 409A, references to Termination Date, termination of Employment, or similar phrases used in this Agreement will mean Executive’s “separation from service” within the meaning of Section 409A.
(ii)    Any severance payments or benefits under this Agreement that would be considered Deferred Payments will be paid on, or, in the case of installments, will not commence until, the sixty‑fifth (65th) day following Executive’s separation from service, or, if later, at such time as required by subsection (iii) below, with the exception that any Prorated Bonus Amount payable under this Agreement will be paid as provided in Section 5(a)(ii), or, if later, at such time as required by subsection (iii) below. Except as required by subsection (iii) below, any Deferred Payments that are installment payments that would have been made to Executive during the sixty-five (65) day period immediately following Executive’s separation from service but for the preceding sentence will be paid to Executive on the sixtieth-fifth (65th)

Exhibit 10.47.1

day following Executive’s separation from service and the remaining payments shall be made as provided in this Agreement.
(iii)    Notwithstanding anything to the contrary in this Agreement, if Executive is a “specified employee” within the meaning of Section 409A at the time of Employment termination (other than due to death), then the Deferred Payments that are payable within the first six (6) months following Executive’s separation from service, will become payable on the first payroll date that occurs on or after the date six (6) months and one (1) day following the date of Executive’s separation from service. All subsequent Deferred Payments, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if Executive dies following Executive’s separation from service, but prior to the six (6) month anniversary of the separation from service, then any payments delayed in accordance with this subsection (iii) will be payable in a lump sum as soon as administratively practicable after the date of Executive’s death and all other Deferred Payments will be payable in accordance with the payment schedule applicable to each payment or benefit. Each payment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.
(iv)    Any amount paid under this Agreement that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations will not constitute Deferred Payments for purposes of subsection (i) above.
(v)    Any amount paid under this Agreement that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations that does not exceed the Section 409A Limit (as defined below) will not constitute Deferred Payments for purposes of subsection (i) above.
(vi)    The foregoing provisions are intended to comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to so comply. The Company and Executive agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Section 409A. In no event will the Company have any liability or obligation to reimburse, indemnify, or hold harmless Executive for any taxes, penalties, or fees imposed, or other costs incurred, as a result of Section 409A.
(e)    No Duty to Mitigate. Executive will not be required to mitigate the amount of any payment contemplated by this Agreement, nor will any earnings that Executive may receive from any other source reduce any such payment.
6.    Limitation on Payments.
(a)    Reduction of Payments and Benefits. In the event that the payments and benefits provided for in this Agreement or otherwise payable to Executive (i) constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) but for this Section 6, would be subject to the excise tax

Exhibit 10.47.1

imposed by Section 4999 of the Code (the “Excise Tax”), then Executive’s payments and benefits hereunder will be either:
(x) delivered in full, or
(y) delivered as to such lesser extent which would result in no portion of such payments and benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Executive on an after-tax basis, of the greatest amount of payments and benefits, notwithstanding that all or some portion of such payments and benefits may be subject to the Excise Tax. If a reduction in the payments and benefits constituting “parachute payments” is necessary so that no portion of such payments and benefits is subject to the Excise Tax, the reduction shall occur in the following order: (A) reduction of cash payments in reverse chronological order (that is, the cash payment owed on the latest date following the occurrence of the event triggering the Excise Tax will be the first cash payment to be reduced); (B) cancellation of equity awards that were granted “contingent on a change in ownership or control” within the meaning of Section 280G of the Code in the reverse order of date of grant of the equity awards (that is, the most recently granted equity awards will be cancelled first); (C) reduction of the accelerated vesting of equity awards in the reverse order of date of grant of the equity awards (that is, the vesting of the most recently granted equity awards will be cancelled first); and (D) reduction of employee benefits in reverse chronological order (that is, the benefit owed on the latest date following the occurrence of the event triggering the Excise Tax will be the first benefit to be reduced). In no event will Executive have any discretion with respect to the ordering of any reductions of payments and benefits.
(b)    Determination of Excise Tax Liability. Unless the Company and Executive otherwise agree in writing, any determination required under this Section 6 will be made in writing by a nationally recognized accounting or valuation firm (the “Firm”) selected by the Company, whose determinations will be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section 6, the Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive will furnish to the Firm such information and documents as the Firm may reasonably request in order to make a determination under this Section 6. The Company will bear the costs and make all payments for the Firm’s services in connection with any calculations contemplated by this Section 6. The Company will have no liability to Executive for the determinations of the Firm. Executive will be solely responsible for the payment of all personal tax liability that is incurred as a result of the payments and benefits received under this Agreement, and Executive will not be reimbursed, indemnified, or held harmless by the Company for any of those payments of personal tax liability.
7.    Definition of Terms. The following terms referred to in this Agreement will have the following meanings:
(a)    Cause. For purposes of this Agreement, “Cause” is defined as:

Exhibit 10.47.1

(i)    any material act of personal dishonesty made by Executive in connection with Executive’s responsibilities as an employee;
(ii)    Executive’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude;
(iii)    Executive’s gross misconduct;
(iv)    Executive’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom Executive owes an obligation of nondisclosure as a result of Executive’s relationship with the Company;
(v)    Executive’s willful breach of any obligations under any written agreement or covenant with the Company; or
(vi)    Executive’s continued failure to perform Executive’s employment duties after Executive has received a written demand of performance from the Company which specifically sets forth the factual basis for the Company’s belief that Executive has not substantially performed his or her duties and has failed to cure such non-performance to the Company’s satisfaction within ten (10) business days after receiving such notice.
(b)    Change in Control. For purposes of this Agreement, “Change in Control” means the first occurrence of any of the following events on or after the Effective Date:
(i)    A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or
(ii)    A change in the effective control of the Company which occurs on the date that a majority of members of the Company’s Board of Directors (the “Board”) is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)    A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder

Exhibit 10.47.1

of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this Section 7(b), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not constitute a Change in Control unless the transaction qualifies as a “change in control event” within the meaning of Section 409A.
(c)    Code. For purposes of this Agreement, “Code” means the Internal Revenue Code of 1986, as amended.
(d)    Disability. For purposes of this Agreement, “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
(e)    Good Reason. For purposes of this Agreement, “Good Reason” means Executive’s resignation within thirty (30) days following the expiration of any Company cure period (discussed below) following the occurrence of one or more of the following, without Executive’s express written consent:
(i)    the assignment to Executive of any duties, the reduction of Executive’s duties or the removal of Executive from his or her position and responsibilities, either of which must result in a material diminution of Executive’s authority, duties, or responsibilities with the Company in effect immediately prior to such assignment, unless Executive is provided with a comparable position (i.e., general counsel of the parent company of the combined entity);
(ii)    A material reduction in Executive’s base salary, unless the Company also similarly reduces the base salaries of all other similarly situated employees of the Company (and, if applicable, its successor) (for these purposes, a reduction of Executive’s base salary by ten percent (10%) or more will be considered material, provided that a reduction of less than ten percent (10%) still may be material based on the facts and circumstances relating to the reduction);
(iii)    a material change in the geographic location of Executive’s primary work facility or location; provided, however, that a relocation of less than thirty‑five (35) miles from Executive’s then‑present location will not be considered a material change in geographic location; or
(iv)    the failure of the Company to obtain assumption of this Agreement by any successor, which shall be deemed a material breach by the Company of this Agreement.
Executive will not resign for Good Reason without first providing the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within ninety (90) days of the initial

Exhibit 10.47.1

existence of the grounds for “Good Reason” and a reasonable cure period of not less than thirty (30) days following the date of such notice.
(f)    Section 409A Limit. For purposes of this Agreement, “Section 409A Limit” will mean two (2) times the lesser of: (i) Executive’s annualized compensation based upon the annual rate of pay paid to Executive during the Executive’s taxable year preceding the Executive’s taxable year of his or her separation from service as determined under Treasury Regulation Section 1.409A‑1(b)(9)(iii)(A)(1) and any Internal Revenue Service guidance issued with respect thereto; or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Internal Revenue Code for the year in which Executive’s separation from service occurred.
8.    Assignment. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, “successor” means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive’s right to compensation or other benefits will be null and void.
9.    Notice. All notices, requests, demands and other communications called for hereunder will be in writing and will be deemed given (a) on the date of delivery if delivered personally, (b) one (1) day after being sent by a well‑established commercial overnight service, or (c) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing.
If to the Company:
Telenav, Inc.
4655 Great America Parkway, Suite 300
Santa Clara, California 95054
Attn: General Counsel
If to Executive:
at the last residential address known by the Company.
10.        Arbitration.
A.    Arbitration. IN CONSIDERATION OF EXECUTIVE’S EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES WITH EXECUTIVE, AND EXECUTIVE’S RECEIPT OF COMPENSATION AND OTHER COMPANY BENEFITS, AT PRESENT AND IN THE FUTURE, EXECUTIVE AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES THAT EXECUTIVE MAY HAVE WITH THE COMPANY (INCLUDING ANY COMPANY EMPLOYEE, OFFICER, DIRECTOR, TRUSTEE, OR BENEFIT PLAN OF THE COMPANY, IN THEIR CAPACITY AS SUCH OR OTHERWISE), IN

Exhibit 10.47.1

CONNECTION WITH, ARISING OUT OF, RELATING TO, OR RESULTING FROM EXECUTIVE’S EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY OR THE TERMINATION OF EXECUTIVE’S EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”).  THE FAA’S SUBSTANTIVE AND PROCEDURAL RULES SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT, AND ANY STATE COURT OF COMPETENT JURISDICTION MAY STAY PROCEEDINGS PENDING ARBITRATION OR COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT UNDER THE FAA. EXECUTIVE FURTHER AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EXECUTIVE MAY BRING ANY ARBITRATION PROCEEDING ONLY IN EXECUTIVE’S INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF, REPRESENTATIVE, OR CLASS MEMBER IN ANY PURPORTED CLASS, COLLECTIVE, OR REPRESENTATIVE LAWSUIT OR PROCEEDING. EXECUTIVE UNDERSTANDS, HOWEVER, THAT NOTHING IN THIS AGREEMENT PREVENTS EXECUTIVE FROM BRINGING A REPRESENTATIVE LAWSUIT OR PROCEEDING AS PERMITTED BY THE CALIFORNIA LABOR CODE’S PRIVATE ATTORNEYS GENERAL ACT OF 2004. TO THE FULLEST EXTENT PERMITTED BY LAW, EXECUTIVE AGREES TO ARBITRATE ANY AND ALL COMMON LAW AND/OR STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, THE FAMILY AND MEDICAL LEAVE ACT, THE CALIFORNIA FAMILY RIGHTS ACT, THE CALIFORNIA LABOR CODE, CLAIMS RELATING TO EMPLOYMENT STATUS, CLAIMS RELATING TO COMPENSATION (CASH, EQUITY, BONUS, OR OTHERWISE), CLAIMS RELATING TO CLASSIFICATION, AND CLAIMS OF HARASSMENT, DISCRIMINATION, WRONGFUL TERMINATION, AND BREACH OF CONTRACT. TO THE FULLEST EXTENT PERMITTED BY LAW, EXECUTIVE ALSO AGREES TO ARBITRATE ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THE INTERPRETATION OR APPLICATION OF THIS AGREEMENT TO ARBITRATE, BUT NOT DISPUTES ABOUT THE ENFORCEABILITY, REVOCABILITY, OR VALIDITY OF THIS AGREEMENT TO ARBITRATE OR THE CLASS, COLLECTIVE, AND REPRESENTATIVE PROCEEDING WAIVER HEREIN. WITH RESPECT TO ALL SUCH CLAIMS AND DISPUTES THAT EXECUTIVE AGREES TO ARBITRATE, EXECUTIVE HEREBY EXPRESSLY AGREES TO WAIVE, AND DOES WAIVE, ANY RIGHT TO A TRIAL BY JURY. EXECUTIVE FURTHER UNDERSTANDS THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH EXECUTIVE. EXECUTIVE UNDERSTANDS THAT NOTHING IN THIS AGREEMENT REQUIRES EXECUTIVE TO ARBITRATE CLAIMS THAT CANNOT BE ARBITRATED UNDER APPLICABLE LAW, SUCH AS CLAIMS UNDER THE SARBANES-OXLEY ACT.
B.    Procedure. EXECUTIVE AGREES THAT ANY ARBITRATION WILL BE ADMINISTERED BY JAMS PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”), WHICH ARE AVAILABLE AT http://www.jamsadr.com/rules-employment-arbitration/. IF THE JAMS RULES CANNOT BE ENFORCED AS TO THE ARBITRATION,

Exhibit 10.47.1

THEN THE PARTIES AGREE THAT THEY WILL ARBITRATE THIS DISPUTE UNDER THE CALIFORNIA ARBITRATION ACT (CALIFORNIA CODE CIV. PROC. § 1280 ET. SEQ. (THE “CAA”)). EXECUTIVE AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. EXECUTIVE AGREES THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. EXECUTIVE ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. EXECUTIVE AGREES THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. EXECUTIVE UNDERSTANDS THAT THE COMPANY WILL PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR JAMS EXCEPT THAT EXECUTIVE SHALL PAY ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION THAT EXECUTIVE INITIATES, BUT ONLY SO MUCH OF THE FILING FEES AS EXECUTIVE WOULD HAVE INSTEAD PAID HAD EXECUTIVE FILED A COMPLAINT IN A COURT OF LAW THAT WOULD HAVE HAD JURISDICTION OVER SUCH COMPLAINT. EXECUTIVE AGREES THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE AND THE CALIFORNIA EVIDENCE CODE, AND THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT-OF-LAW. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. EXECUTIVE AGREES THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN SANTA CLARA COUNTY, CALIFORNIA.
C.    Remedy. EXCEPT FOR THE PURSUIT OF ANY PROVISIONAL REMEDY PERMITTED BY THE CAA OR OTHERWISE PROVIDED BY THIS AGREEMENT, EXECUTIVE AGREES THAT ARBITRATION SHALL BE THE SOLE, EXCLUSIVE, AND FINAL REMEDY FOR ANY DISPUTE BETWEEN THE COMPANY AND EXECUTIVE.
D.    Administrative Relief. EXECUTIVE UNDERSTANDS THAT THIS AGREEMENT DOES NOT PROHIBIT EXECUTIVE FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODY OR GOVERNMENT AGENCY THAT IS AUTHORIZED TO ENFORCE OR ADMINISTER LAWS RELATED TO EMPLOYMENT, INCLUDING, BUT NOT LIMITED TO, THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, THE SECURITIES AND EXCHANGE COMMISSION, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE EXECUTIVE FROM PURSUING A COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.
E.    Voluntary Nature of Agreement. EXECUTIVE ACKNOWLEDGES AND AGREES THAT EXECUTIVE IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. EXECUTIVE FURTHER

Exhibit 10.47.1

ACKNOWLEDGES AND AGREES THAT EXECUTIVE HAS CAREFULLY READ THIS AGREEMENT AND THAT EXECUTIVE HAS ASKED ANY QUESTIONS NEEDED FOR EXECUTIVE TO UNDERSTAND THE TERMS, CONSEQUENCES, AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT EXECUTIVE IS WAIVING EXECUTIVE’S RIGHT TO A JURY TRIAL. FINALLY, EXECUTIVE AGREES THAT EXECUTIVE HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF EXECUTIVE’S CHOICE BEFORE SIGNING THIS AGREEMENT.
11.    Proprietary Information. Executive agrees to continue to be bound by the Telenav, Inc. Proprietary Information Agreement (the “Proprietary Information Agreement”) attached to Executive’s Offer Letter dated May 29, 2019 (the “Offer Letter”). Executive understands and agrees that nothing in this Agreement or the Proprietary Information Agreement or any other agreement Executive signs with the Company is intended to limit Executive’s rights to discuss the terms, wages, and working conditions of Executive’s employment, nor to deny Executive the right to disclose information pertaining to sexual harassment or any unlawful or potentially unlawful conduct, as protected by applicable law.
12.    Miscellaneous Provisions.
(a)    Amendment. No provision of this Agreement will be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive) that is expressly designated as an amendment to this Agreement.
(b)    Waiver. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party will be considered a waiver of any other condition or provision or of the same condition or provision at another time.
(c)    Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.
(d)    Entire Agreement. This Agreement, together with the Proprietary Information Agreement and [Offer Letter], represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. With respect to Company equity awards granted to Executive on or after the date of this Agreement, the acceleration of vesting provisions provided herein will apply to such Company equity awards except to the extent otherwise explicitly provided in the applicable award agreement. This Agreement may be modified only by agreement of the parties by a written instrument executed by the parties that is designated as an amendment to this Agreement.
(e)    Governing Law. With the exception of the arbitration requirements set forth in Section 10 (to which the FAA will apply as set forth in Section 10), this Agreement will be governed by the laws of the State of California without regard to California’s conflicts-of-law rules that may result in the application of the laws of any jurisdiction other than California.

Exhibit 10.47.1

(f)    Severability. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision hereof, which will remain in full force and effect.
(g)    Withholding. All payments made pursuant to this Agreement will be subject to all applicable withholdings, including all applicable income and employment tax withholdings, as determined in the Company’s reasonable judgment.
(h)    Acknowledgment. Executive acknowledges that Executive has had the opportunity to discuss this matter with and obtain advice from Executive’s private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.
(i)    Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

[Signature Page Follows]

Exhibit 10.47.1

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

COMPANY    TELENAV, INC.
By:    /s/ HP Jin
Title:    CEO

EXECUTIVE    By:    /s/ Steve Debenham            8/13/19
Steve Debenham